FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): May 14, 2003




                          THE HARTCOURT COMPANIES INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter.)



                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


               2500E. Colorado Blvd. Suite 301, Pasadena, CA 91107
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.         Changes in Control of Registrant

           None


Item 2.         Acquisition or Disposition of Assets

                            On April 30, 2003, The Hartcourt Companies,  Inc., a
                  Utah Corporation (Registrant), signed a definitive agreement to purchase of 45% of all of the interest of Shanghai GuoWei Science and Technology Ltd ("GuoWei"), for a total consideration of $4,345,517. The purchase price will be paid by issuance of 10,863,792 restricted common shares of the Registrant.

                            GuoWei, founded in 1996, owns and operates 13 stores
                  in Shanghai area and surrounding areas, completed with service centers and warehouse distribution. The stores provide customers with latest computer hardware, software, technical services and other digital products. It is also the leading online PC retailer in Shanghai for computer products at www.12diy.com.

                            The  Registrant  does  not  intend  any  changes  in
                  management and will operate GuoWei as a subsidiary of the Registrant.


Item 3.         Bankruptcy or Receivership

           None


Item 4.         Changes in Registrant's Certifying Accountant

           None

Item 5.         Other Events

           None


Item 6.         Resignation of Registrant's Directors

           None

Item 7.         Financial Statements and Exhibits

                            The   unaudited   pro  forma   condensed   financial
                  statements will be filed at a later date.

Item 8.         Change in Fiscal Year

           None



                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE HARTCOURT COMPANIES INC.



Dated: May 14, 2003                              By: /s/ David Chen
                                                 -----------------------
                                                 David Chen
                                                 Chief Executive Officer